FIRST AMENDED AND RESTATED PROMISSORY NOTE
(Long Term Reducing Revolver)

$5,000,000.00
Note Date: May 12, 2011                              Maturity Date: May 1, 2014

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or the holder of this First Amended and Restated Promissory Note (Long Term Reducing Revolver) ("Note") may designate from time to time, the principal sum of Five Million and no hundredths Dollars ($5,000,000.00), or the amount shown on the BANK's records to be outstanding, plus interest accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Note is executed pursuant to and is governed by that certain First Amended and Restated Construction Loan Agreement (as amended, the "AGREEMENT") between BORROWER and BANK dated as of June 18, 2009, as it may have been and may be amended, from time to time, including by that certain Second Amendment of First Amended and Restated Construction Loan Agreement of even date with this Note. This Note evidences the LONG TERM REDUCING REVOLVING LOAN described in the AGREEMENT. This Note amends and restates that certain Promissory Note (Long Term Reducing Revolver) dated May 13, 2010, but is not a novation thereof. All capitalized terms not otherwise defined in this Note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL; REPAYMENT. Interest will accrue on this Note and be paid as provided for in the AGREEMENT. Principal will be paid on each Reduction Date and on the Loan Termination Date applicable to this Note, as provided for in the AGREEMENT.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the BANK if this Note is not paid as provided above. This Note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Note.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of the BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then the BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the BANK's waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. The BANK may rescind any acceleration of this NOTE without in any way waiving or affecting any acceleration of this NOTE in the future as a consequence of an EVENT OF DEFAULT. The BANK's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this NOTE made by the BANK.
Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

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Executed as of May 12, 2011.

Dakota Ethanol, L.L.C.

By:    /s/ Scott Mundt
Scott Mundt
Chief Executive Officer